                                                               EXHIBIT 11(a)(10)

                                   GEORGESON
                                & COMPANY INC.
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                 N   E   W   S      R   E   L   E   A   S   E


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                                                               Wall Street Plaza
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                                                            New York, N.Y. 10005
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                                                                    212-440-9800
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                                                                FAX 212-440-9009



      INTERMEDIA COMMUNICATIONS INC.              For Release: IMMEDIATELY
From: 3625 QUEEN PALM DRIVE
      TAMPA, FLORIDA 33619                                    Chris Brown
                                                 Contact:     Sr. Vice President
                                                              Investor Relations
                                                              (813) 829-2408

           INTERMEDIA COMMUNICATIONS INC. RECEIVES EARLY TERMINATION
              UNDER HART-SCOTT-RODINO ACT IN CONNECTION WITH ITS
                         OFFER FOR DIGEX, INCORPORATED


Tampa, Florida (June 25, 1997)--Intermedia Communications Inc. announced today that in connection with its tender offer for DIGEX, Incorporated, on June 24, 1997, the Federal Trade Commission granted early termination of the waiting period required under the Hart-Scott-Rodino Anti-Trust Improvements Act.

The tender offer is scheduled to expire at 12:00 Midnight, New York City time, on Wednesday, July 9, 1997.


Intermedia Communications is one of the nation's fastest growing telecommunications companies, offering an integrated package of local, long distance, voice, data, and Internet services to business and government customers in the eastern U.S. Intermedia is headquartered in Tampa, Florida, with sales offices in over 20 cities throughout the east. Intermedia stock is traded on the NASDAQ National Markets under the symbol "ICIX". For information about Intermedia's services, or other corporate data, visit Intermedia on the World Wide Web at http://www.icix.net.